UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant	[X]
Filed by a Party other than Registrant	[ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement.
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[X]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to Rule 14a-12.

CHARMING SHOPPES, INC.
 (Name of registration as specified in its charter)

Payment of Filing Fee (Check the appropriate box)
[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
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	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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	2.	Form, Schedule or Registration Statement No.:

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PROXY COMMUNICATION STATEMENT:

On April 2, 2008, Charming Shoppes, Inc. filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the 2008 Annual Meeting of Shareholders of Charming Shoppes, Inc., and began the process of mailing the definitive proxy statement and a GOLD proxy card to shareholders.  Charming Shoppes’ shareholders are strongly advised to read Charming Shoppes’ proxy statement as it contains important information.  Shareholders may obtain an additional copy of Charming Shoppes’ definitive proxy statement and any other documents filed by Charming Shoppes with the SEC for free at the SEC’s website at http://www.sec.gov. Copies of the definitive proxy statement are available for free at Charming Shoppes’ website at http://www.charmingshoppes.com. In addition, copies of Charming Shoppes’ proxy materials may be requested at no charge by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or via email at charming@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Charming Shoppes’ shareholders is available in Charming Shoppes’ definitive proxy statement filed with SEC on April 2, 2008.

FOR IMMEDIATE RELEASE

CHARMING SHOPPES REACHES AGREEMENT WITH
CRESCENDO PARTNERS AND MYCA PARTNERS
TO RESOLVE PROXY CONTEST AT
 2008 ANNUAL MEETING OF SHAREHOLDERS

Bensalem, PA, May 8, 2008 — Charming Shoppes, Inc. (Nasdaq: CHRS) and The Charming Shoppes Full Value Committee (the “Committee”) today announced that they have reached an agreement to resolve the proxy contest related to the Company’s 2008 Annual Meeting of Shareholders.

Under the terms of the agreement, the Company will nominate to its Board of Directors: two of management’s nominees, Dorrit J. Bern, the Company’s Chairman, President and Chief Executive Officer and Alan Rosskamm; two of the Committee’s nominees, Arnaud Ajdler and Michael C. Appel; and two experienced retail executives, Richard W. Bennet III, former Vice Chairman of The May Department Stores Company and Michael Goldstein, former Chairman and Chief Executive Officer of Toys “R” Us, Inc.

The Company and the Committee have each agreed to vote their shares in favor of these nominees and all of the proposals to be presented to shareholders at the Annual Meeting.

With the addition of Messrs. Ajdler, Appel, Bennet and Goldstein, Charming Shoppes’ Board will be expanded to eleven directors, ten of whom will be independent.

Dorrit J. Bern, Chairman and Chief Executive Officer, said, “We are pleased to have reached this agreement with the Committee, which we believe is in the best interests of the Company and all Charming Shoppes shareholders.  During the past few months, we have met with a large number of our shareholders, and we value their insights regarding the future of our Company.   Our Board remains committed to enhancing value for all shareholders and we look forward to working with our new directors to continue our progress in building a stronger future for Charming Shoppes.”

Speaking on behalf of the Committee, Eric Rosenfeld, President and CEO of Crescendo Partners, stated, “We are happy to have reached an amicable resolution which we believe is in the best interests of all shareholders. Our nominees, Arnaud Ajdler and Michael Appel, look forward to working diligently and constructively with the other members of the Board to maximize shareholder value.  This agreement would not have been possible without the tremendous support we received from the Company’s shareholders.”

In addition, the Company will present a proposal to eliminate its classified Board structure, subject to shareholder approval, at the 2008 Annual Meeting.  If this proposal is approved by shareholders, the Company intends for all directors to stand for election to one-year terms beginning at the 2009 Annual Meeting of Shareholders.  Further, as previously announced, the Company’s Board of Directors has voted to separate the duties of Chairman of the Board and Chief Executive Officer. Following the Company’s 2008 Annual Meeting, the Board will appoint an independent non-executive Board member as Chairman.

As a result of the agreement, the Company adjourned its 2008 Annual Meeting until Thursday, June 26, 2008 at 10:00 a.m. (eastern time) to be held at the Company’s headquarters located at 450 Winks Lane, Bensalem, PA 19020.  The Company intends to promptly revise its definitive proxy materials and resubmit them to the Securities and Exchange Commission (“SEC”).  Following the SEC’s review, the Company will mail the revised definitive proxy materials to all shareholders.  Shareholders of record as of March 28, 2008 will continue to be entitled to vote at and attend the Annual Meeting.

Additional information relating to the agreement  with the Committee will be contained in a Form 8-K to be filed by the Company.

About Charming Shoppes

At February 2, 2008, Charming Shoppes, Inc. operated 2,409 retail stores in 48 states under the names LANE BRYANT(R), FASHION BUG(R), FASHION BUG PLUS(R), CATHERINES PLUS SIZES(R), LANE BRYANT OUTLET(R), PETITE SOPHISTICATE(R) and PETITE SOPHISTICATE OUTLET(R). Apparel, accessories, footwear and gift catalogs, including the following titles, are operated by Charming Shoppes’ Crosstown Traders: Lane Bryant Woman, Old Pueblo Traders, Bedford Fair, Willow Ridge, Lew Magram, Brownstone Studio, Intimate Appeal, Monterey Bay Clothing Company, Coward Shoe and Figi’s. Please visit http://www.charmingshoppes.com  for additional information about Charming Shoppes, Inc.

Additional Information

In connection with the solicitation of proxies, Charming Shoppes, Inc. has filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement and will file a supplement to the proxy statement and other relevant documents concerning the proposals to be presented at the 2008 Annual Meeting of Shareholders.  Charming Shoppes’ shareholders are strongly advised to read Charming Shoppes’ proxy statement and, when it becomes available, the supplement to the proxy statement, as these documents contains important information.  Shareholders may obtain an additional copy of Charming Shoppes’ definitive proxy statement and, when filed, the supplement to the proxy statement and any other documents filed by Charming Shoppes with the SEC for free at the SEC’s website at http://www.sec.gov. Copies of the definitive proxy statement are available, and copies of the supplement to the proxy statement will be available, for free at Charming Shoppes’ website at http://www.charmingshoppes.com. In addition, copies of Charming Shoppes’ proxy materials may be requested at no charge by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or via email at charming@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Charming Shoppes’ shareholders is available in Charming Shoppes’ definitive proxy statement filed with SEC on April 2, 2008 and will be available in Charming Shoppes’ supplement to the proxy statement.

Forward-Looking Language

This press release contains certain forward-looking statements concerning the Company’s operations, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to consummate our identified strategic solution for our non-core misses apparel catalog titles and the refinancing of certain real estate assets, the failure to effectively implement our planned cost and capital budget reduction plans, the failure to effectively implement the Company's plans for consolidation of the Catherines Plus Sizes brand, a new organizational structure and enhancements in the Company's merchandise and marketing, the failure to generate a positive response to the Company's new Lane Bryant catalog and the Lane Bryant credit card program, the failure to implement the Company's business plan for increased profitability and growth in the Company's retail stores and direct- to-consumer segments, the failure to successfully implement the Company's expansion of Cacique through new store formats, the failure to achieve improvement in the Company's competitive position, adverse changes in costs vital to catalog operations, such as postage, paper and acquisition of prospects, declining response rates to catalog offerings, the failure to maintain efficient and uninterrupted order-taking and fulfillment in our direct-to-consumer business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, escalation of energy costs, a weakness in overall consumer demand, the failure to find suitable store locations, increases in wage rates, the ability to hire and train associates, trade and security restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow from the Company's centralized distribution facilities, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2008 and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:

For Charming Shoppes:

Gayle M. Coolick Charming Shoppes, Inc. Director of Investor Relations (215) 638-6955	Dan Burch / Jeanne Carr MacKenzie Partners, Inc. (212) 929-5500	Matthew Sherman / Andrea Priest Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

For The Charming Shoppes Full Value Committee:

Eric Rosenfeld / Arnaud Ajdler Crescendo Partners II, L.P. (212) 319-7676	Robert Frankfurt Myca Partners, Inc. (212) 587-7611